October 25, 2005

Deli Solar (USA), Inc.
68 An Li Road, C3 Sunshine Plaza, Suite 1303
Chao Yang District, Beijing, China 100101
Attn:  Deli Du, Chief Executive Officer


      Re: Deli Solar (USA), Inc. common stock and warrants

Dear Sirs:

      The undersigned, being the holder of common stock and warrants to purchase common stock of Deli Solar (USA), Inc., a Nevada Corporation (the "Company"), as of the date written above, for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, covenants and agrees as follows:

      1. From March 31, 2005 to March 31, 2006, the undersigned agrees not to sell the 45,503 shares of common stock of the company issued to the undersigned in connection with the reverse merger and private placement financing completed on March 31, 2005.
      2. From March 31, 2005 to March 31, 2006, the undersigned agrees not to sell the 32,143 shares of common stock issuable upon the exercise of the warrants held by the undersigned, which warrants were issued to the undersigned in connection with the reverse merger and private placement financing completed on March 31, 2005.


                                               Very truly yours,



                                               -------------------
                                               Name:
                                               Title:


Agreed to and Accepted:

 DELI SOLAR (USA), INC.


By:
   ---------------------------------
    Deli Du, Chief Executive Officer